UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2023 (August 22, 2023)

Kaival Brands Innovations Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

 Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen Sheriff as Chief Operating Officer

Effective as of August 22, 2023, the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company”) appointed Stephen Sheriff as the Company’s Chief Operating Officer and Investor Relations Officer. As Chief Operating Officer, Mr. Sheriff succeeds Eric Mosser, who had served as the Company’s Chief Operating Officer prior to his recent promotion to Chief Executive Officer of the Company. Prior to his promotion, Mr. Sheriff served as the Company’s Director of Administration and Investor Relations.

Mr. Sheriff, 34, brings over a decade of finance and entrepreneurial leadership to his role as Chief Operating Officer at the Company. Since August 2022, he has served as the Company’s Director of Administration & Communications. In this role, he managed the Company’s investor, public relations and human resource programs in addition to overall responsibility for the development and implementation of key programs and initiatives, including customer and vendor relations. Since January 2022, he has also served as co-founder and Managing Partner of Riverhill Group, a management consulting firm focused on assisting early-stage companies the areas of funding, scaling and expanding operations. Since 2012, he has also been a Managing Partner at Riverhill Ventures, a socially conscious, strategic investment and consulting firm primarily focused on quick service restaurants, natural foods and consumer brands. Through his Riverhill-related experiences, Mr. Sheriff has been and investor in and advisor to several early-stage companies. From September 2018 to September 2020, he also was an Associate at Solebury Trout (now Solebury Strategic Communications), a leading life sciences-focused investor relations firm based in New York City. Mr. Sheriff received his Bachelor of Arts in Counseling Psychology from Delaware Valley University.

The Company believes Mr. Sheriff is qualified to be Chief Operating Officer based on his prior work history with the Company and his business experience in management consulting and public and private capital markets advisory work.

There is no arrangement or understanding between Mr. Sheriff and any other person pursuant to which he was selected as Chief Operating Officer. Mr. Sheriff has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Sheriff’s promotion, Mr. Sheriff entered into an employment agreement with the Company effective as of August 22, 2023 (the “Sheriff Employment Agreement”). Pursuant to the Sheriff Employment Agreement, the Company shall pay to Mr. Sheriff a base salary of $225,000. The Company may, in its sole discretion, grant to Mr. Sheriff a bonus for the calendar year 2023. Beginning in the 2024 calendar year, the Company may, in its sole discretion, grant to Mr. Sheriff an annual incentive bonus based upon targets set by the Board and its Compensation Committee. Beginning in 2024 and thereafter, Mr. Sheriff’s bonus target shall be up to 30% of his base salary.

Pursuant to the Sheriff Employment Agreement, the Company has also granted to Mr. Sheriff, effective August 22, 2023, an option to purchase 158,000 shares of the Company’s common stock with an exercise price of $0.44 per share (the “Sheriff Option”). The Sheriff Option shall vest over four years. One-quarter of the Sheriff Option shall vest on the first anniversary of the grant date and shall vest afterward monthly at the rate of 1/36 per month until fully vested. The Sheriff Option and its vesting shall be subject to, and governed by, the terms and conditions of the Company’s 2020 Stock and Incentive Compensation Plan (the “Incentive Plan”) as amended from time to time, and the award agreement issued by the Incentive Plan.

The Sheriff Employment Agreement contains customary clawback language, which states that any incentive-based compensation granted to Mr. Sheriff, including any annual incentive bonus and the Sheriff Option, that is subject to recovery under any law, government rule or regulation, or stock exchange listing requirement (“Clawback Rules”), will be subject to such deductions and clawback as may be required to be made pursuant to such Clawback Rules or any policy adopted by the Company pursuant to any such Clawback Rules.

Mr. Sheriff’s employment is at will, meaning that either he or the Company may terminate the employment at any time for any reason or no reason. The Sheriff Employment Agreement also allows for termination by the Company for “Cause” or by Mr. Sheriff without “Good Reason,” as defined in the Sheriff Employment Agreement. If the Company terminates Mr. Sheriff’s employment for Cause, or if he terminates without Good Reason, Mr. Sheriff will be entitled to receive the following: (i) any unpaid base salary accrued up to the termination date, (ii) reimbursement for business expenses, and (iii) employee benefits and equity compensation under the Company’s benefit plans as of the termination date, without any additional severance or termination payments. If the Company terminates Mr. Sheriff without Cause, or if he terminates for Good Reason, Mr. Sheriff will be entitled to receive: (i) the previously mentioned accrued amounts, (ii) severance pay equal to two (2) months of his base salary, increasing to six (6) months after one (1) year of employment, and (iii) any rights to option or equity grants as defined in the Incentive Plan.

The Sheriff Employment Agreement also contains customary provisions for confidentiality and matters related to intellectual property and Company property.

The foregoing description of the Sheriff Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

On August 25, 2023, the Company issued a press release announcing the appointment of Mr. Sheriff as the Company’s Chief Operating Officer. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Stephen Sheriff, dated August 22, 2023
99.1	Press release of the Company, dated August 25, 2023, announcing the appointment of the Company’s new Chief Operating Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: August 28, 2023	By:	/s/ Eric Mosser
Eric Mosser
Chief Executive Officer and President